SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 14, 2015

Date of Report

(Date of Earliest Event Reported)

POWERDYNE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-53259	20-5572576
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Jefferson Place

100 Jefferson Boulevard, Suite 200

Warwick, Rhode Island 02888-3849

(Address of Principal Executive Offices)

401/739-3300

(Registrant’s Telephone Number)

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Dale P. Euga, the President and a Director of the Company, announced that he is retiring from his positions with Powerdyne International, Inc. effective July 13, 2015. Mr. Euga is not retiring due to any disagreement with the Company on any matter related to its operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

POWERDYNE INTERNATIONAL, INC.

Date: July 14, 2015	/s/ Arthur M. Read, II
Executive Vice-President and General Counsel

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